Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of Goldman Sachs Trust:
In planning and performing our audits of the financial statements of the following funds of the Goldman
Sachs Trust: the Goldman Sachs Financial Square Prime Obligations Fund, the
 Goldman Sachs
 Financial
Square Money Market Fund, the Goldman Sachs Financial Square Treasury Obligations Fund,
 the Goldman
Sachs Financial Square Treasury Instruments Fund, the Goldman Sachs Financial
 Square
Treasury Solutions
Fund (formerly, the Goldman Sachs Financial Square Federal Fund), the Goldman
 Sachs
Financial Square
Government Fund, the Goldman Sachs Financial Square Federal Instruments Fund, the
Goldman Sachs
Financial Square Tax-Exempt Money Market Fund, the Goldman Sachs Investor Money Market
 Fund, the
Goldman Sachs Investor Tax-Exempt Money Market Fund (formerly, the Goldman Sachs
 Financial
 Square
Tax-Free Money Market Fund), the Goldman Sachs Capital Growth Fund, the Goldman
 Sachs
Concentrated
Growth Fund, the Goldman Sachs Dynamic U.S. Equity Fund, the Goldman Sachs Flexible
Cap Growth Fund,
the Goldman Sachs Focused Growth Fund, the Goldman Sachs Growth Opportunities
 Fund,
 the Goldman
Sachs Small/Mid Cap Growth Fund, the Goldman Sachs Strategic Growth Fund, the Goldman Sachs
Technology Opportunities Fund, the Goldman Sachs Focused Value Fund, the
 Goldman Sachs
 Growth and
Income Fund, the Goldman Sachs Large Cap Value Fund, the Goldman Sachs Mid Cap Value Fund,
 the
Goldman Sachs Small Cap Value Fund, the Goldman Sachs Small/Mid Cap Value Fund,
 the
Goldman Sachs
Strategic Factor Allocation Fund, the Goldman Sachs Enhanced Dividend Global Equity
Portfolio, and the Goldman Sachs Tax-Advantaged Global Equity Portfolio
 (collectively,
referred to as the Funds) as of and for
the periods ended August 31, 2016, in accordance with the standards of the Public
 Company
 Accounting
Oversight Board (United States), we considered the Funds internal control over financial reporting, including
controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
 Form N-SAR, but
not for the purpose of expressing an opinion on the effectiveness of the Funds internal
control over financial
reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates
and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over
 financial reporting is
a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that
transactions are recorded as
necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in
accordance with
authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition, use or disposition of a funds
assets that could
have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in conditions, or that the degree
of compliance with
the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a
material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the
Funds internal
control over financial reporting and its operations, including controls over safeguarding securities that we
consider to be material weaknesses as defined above as of August 31, 2016.
This report is intended solely for the information and use of the Board of Trustees, management and the
Securities and Exchange Commission and is not intended to be and should not be used by
anyone other than
these specified parties.

Boston, Massachusetts
October 21, 2016